Exhibit 4.5

SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (“Amendment”) is made as of the 31st day of October, 2002 by and among HealthEssentials Solutions, Inc. (“Borrower Agent” or “HealthEssentials”), NPPA of America, Inc., NPPA National, LLC, Specialized Home Health Care Services of Central Florida, Inc. and Majj Enterprises, LLC (collectively, the “Borrowers” and each individually referred to as a “Borrower”), and Healthcare Business Credit Corporation (“Lender”).

Background

A. Borrowers and Lender are parties to a certain Loan and Security Agreement dated as of April 30, 2002 as has been and may hereafter be modified and amended from time to time (“Loan Agreement”) pursuant to which Borrowers established certain financing arrangements with Lender. The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Loan Documents”. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. Borrowers have requested and Lender has agreed to amend the terms and conditions of the Loan Documents pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1. Amendment. The Loan Agreement is hereby amended and modified in the following manner:

(a) Definitions. The following definition contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Term Loan Maturity” means the earlier of January 10, 2003, the termination of the Credit Facility or the termination of this Agreement.

2. Representations and Warranties. Each Borrower represents and warrants to Lender

(a) All warranties and representations made to Lender under the Loan Agreement and the Loan Documents are true and correct as to the date hereof.

(b) The execution and delivery by each Borrower of this Amendment and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

(c) This Amendment and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or, agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

(d) No Event of Default or Unmatured Event of Default has occurred and is continuing under the Loan Agreement or any of the other Loan Documents.

3. Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender’s counsel):

(a) Execution and delivery by Borrowers of this Amendment;

(b) Payment by Borrowers to Lender of any and all costs, fees and expenses of Lender (including attorneys’ fee) in connection with this Amendment and the transaction contemplated hereby;

(c) Payment by Borrowers to Lender of the remaining unpaid portion of the Commitment Fee in an amount equal to $20,000; and

(d) Execution and/or delivery by Borrowers of all agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Loan Documents.

4. Confirmation of Indebtedness. Borrowers hereby acknowledge and confirm that as of the close of business on October 31, 2002, Borrowers are indebted to Lender, without defense, setoff, claim or counterclaim under the Loan Documents, in the aggregate principal amount of $7,635,363.83, plus all fees, costs and expenses (including attorneys’ fees) incurred to date in connection with the Loan Documents.

5. Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

6. Collateral. As security for the payment of the Obligations, and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Loan Documents, each Borrower reconfirms the prior grant of a first priority security interest in and lien upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED TN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

8. CONSENT TO JURISDICTION. EACH BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN TIE STATE OF NEW JERSEY IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING. BORROWERS WAIVE ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON. EACH BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

9. WAIVER OF JURY TRIAL. EACH BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall bind the parties hereto.

SIGNATURES ON FOLLOWING PAGES

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

BORROWERS:	HEALTHESSENTIALS SOLUTIONS, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

NPPA OF AMERICA, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

NPPA NATIONAL, LLC
By: NPPA OF AMERICA, INC., its sole member

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

SPECIALIZED HOME HEALTH CARE
SERVICES OF CENTRAL FLORIDA, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

MAJJ ENTERPRISES, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

LENDER:	HEALTHCARE BUSINESS CREDIT CORPORATION

	By:	/s/ Michael Gervais
	Name:	Michael Gervais
	Title:	Vice President of Portfolio Management

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